Exhibit 10.38

(Multicurrency-Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of 12 June 2009

Newedge Group (“Party A”) and Frontier Trading Company XIII, LLC (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in the Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Newedge Group (“Party A”)	Frontier Trading Company XIII, LLC (“Party B”)

(Name of Party)	(Name of Party)

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

18	ISDA® 1992

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SCHEDULE

To the 1992 Master Agreement

dated as of 12 June 2009

between

NEWEDGE GROUP (“Party A”)

(organised under the laws of France and whose UK office is located at 10 Bishops Square, London E1 6EG)

and

Frontier Trading Company XIII, LLC, a limited liability company formed under the laws of Delaware, USA (“Party B”)

Part 1

Termination Provisions

In this Agreement

(a)	“Specified Entity”: means in relation to Party A and Party B:

Section 5(a)(v)	Not Applicable
Section 5(a)(vi)	Not Applicable
Section 5(a)(vii)	Not Applicable
Section 5(b)(iv)	Not Applicable

b)	Specified Transaction”: The definition of “Specified Transaction” shall be amended in its entirety to read as follows: “Specified Transaction” means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between Party A (or any Credit Support Provider of such Party or any applicable Specified Entity of such party) and Party B (or any Credit Support Provider of such other Party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, variance swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and to Party B; provided that (i) the phrase “or becoming capable at such time of being declared” shall be

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deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”.

“Threshold Amount” means USD $10,000,000 or the equivalent in any other currency for Party A, and for Party B the lesser of 2% of its NAV or USD $2,000,000.

(d)	The definition of “Specified Indebtedness” shall be amended in its entirety to read as follows: “Specified Indebtedness” means, in relation to Party B, any obligation of Party B or any Credit Support Provider or Specified Entity of Party B (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of (i) borrowed money (other than indebtedness in respect of bank deposits received in the ordinary course of business) or for the payment or repayment of money (which, for the avoidance of doubt, shall include, without limitation, bonds, notes, commercial paper or similar instruments issued or guaranteed by Party B or any Credit Support Provider or Specified Entity of Party B) and (ii) Derivative Transactions. For purposes herein, Derivative Transactions shall mean any transaction of a type specified in clause (a) or (b) of the definition of Specified Transaction which is entered into between Party B (or any Credit Support Provider or Specified Entity of Party B) and an entity other than Party A or any of its Affiliates. For the purpose of determining whether the Threshold Amount has been reached or exceeded in respect of such Derivative Transaction, the portion attributable to Derivative Transactions shall be the amount owed and not paid or delivered when due (whether on any regularly scheduled payment or delivery date, on early termination or otherwise) to the other party under such Derivative Transaction.

(e)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to each party.

(f)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or Party B; provided, however, that where there is an Event of Default under Section 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that would not otherwise permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

(g)	“Termination Currency” means U.S. Dollars.

(h)	“Additional Termination Events” The following events shall constitute “Additional Termination Events” pursuant to Section 5(b) with respect to which Party B shall be the Affected Party:

(i)	Net Asset Value Event. As of the last Local Business Day of any calendar month, the Net Asset Value of Party B shall decline by (a) 25% or more during any one month period; (b) 30% or more during any three month period, (c) 40% or more during any twelve month period, in each case calculated on a rolling basis with respect to the preceding one month, three month or twelve month period and in each case exclusive of redemptions, withdrawals, dividends or distributions, or (d) 60% or more from the date hereof; or Party B suspends for more than 5 consecutive Local Business Days (x) the calculation of its Net Asset Value or (y) the ability of its shareholders, limited partners, or members (as the case may be) to redeem shares or interests (as the case may be) in Party B;

(ii)

Material Change in or Failure To Comply With Investment Strategy. There occurs a material amendment to, or Party B fails to comply with, the investment strategy or restrictions set out in the offering memorandum of Party B provided to Party A on or

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about the date of this Agreement (or which amended investment strategy or restrictions is otherwise approved by Party A) which, in the reasonable opinion of Party A, would result in a material adverse effect on the ability of Party B to perform its obligations under this Agreement or subject Party A to substantially greater risk;

(iii)	Regulatory Matters. Any regulatory authority takes action to intervene into the active management or business affairs of Party B, including, without limitation, the commencement of a supervisory, rehabilitation, liquidation or delinquency proceeding; or Party B fails to obtain, maintain or withdraws from, any mandatory legal licenses or regulatory authorizations required to be maintained by it pursuant to any regulatory authority.

Part 2

Tax Representations

(a)	Payer Representations. For purposes of Section 3(e) of this Agreement, each party makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations.

(i) Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the representations specified below:

With respect to all payments made to Party A, it is a “non-U.S. branch of a foreign person” for purposes of section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and a “foreign person” for the purposes of section 1.6041-4(a)(4) of the United States Treasury Regulations.

(ii) Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the representations specified below:

It is a limited liability company duly organized under the laws of Delaware.

Part 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

(i)	Party A agrees to complete, accurately and in a manner reasonably satisfactory to Party B, and to execute, arrange for any required certification of, and deliver to Party B (or to such government or taxing authority as Party B reasonably directs), any form or document (and any required renewal thereof) that may be required or reasonably requested in order to allow Party B to make a payment under this agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at reduced rate, including, without limitation,

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(A)	an executed United States Internal Revenue Service Form W-8BEN (or any successor thereto), certifying Party A’s entitlement to the benefits of the income tax treaty in effect between the United States and France; or

(B)	an executed United States Internal Revenue Service Form W-8ECI (or any successor thereto),

in each case promptly upon the earlier of (i) reasonable demand by Party B and (ii) learning that the form or document is required , as well as any required renewal thereof.

(ii)	Party B agrees to complete, accurately and in a manner reasonably satisfactory to Party A, and to execute, arrange for any required certification of, and deliver to Party A (or to such government or taxing authority as Party A reasonably directs), any form or document (and any required renewal thereof) that may be required or reasonably requested in order to allow Party A to make a payment under this agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at reduced rate, including, without limitation, a United States Internal Revenue Service Form W-9 (or any successor thereto), promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required , as well as any required renewal thereof.

(b)	Other documents to be delivered are:

(i)	Party B shall deliver the following documents to Party A on the dates set forth for delivery thereof:

1.	Certified copies of the Certificate of Incorporation, Partnership Agreement or other organizational or constitutional documents, as amended to date, of Party B and its Credit Support Providers, and any future amendments thereto and all corporate authorizations and any other documents with respect to the execution, delivery and performance of this Agreement and each Credit Support Document together with a certificate of authority and specimen signatures of the persons executing this Agreement upon execution and delivery of this Agreement and from time to time upon request of Party A;

2.	A copy of The Frontier Fund’s and any of Party B’s Credit Support Providers’ most recently available Annual Report containing audited financial statements for its most recently ended fiscal year certified by its independent public accountants as fairly presenting its financial condition and results of operations for and as at the close of such fiscal year, as soon as practicable after the close of each fiscal year;

3.	Such other information respecting Party B’s and its Credit Support Providers’ condition or operations, financial or otherwise as Party A may reasonably request from time to time, promptly after a request by Party A;

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4.	A statement of Party B’s (and any Credit Support Provider’s) unaudited Net Asset Value as of the end of each calendar month within 15 days after the end of the month;

5.	A copy of Party B’s most recent offering memorandum and any amendments thereto, certified copies of all corporate authorizations and any other documents with respect to the capacity of any investment advisor to enter into Transactions on behalf of Party B prior to the execution and delivery of this Agreement;

(ii)	Party A shall deliver the following documents to Party B on the dates set forth for delivery thereof:

1.	Satisfactory documentation evidencing the incumbency and specimen signatures of the officers of Party A executing this Agreement upon execution and delivery of this Agreement; and

2.	A copy of Party A’s most recently available Annual Report containing financial statements for its most recently ended fiscal year certified by its independent public accountants as fairly presenting the financial condition of Party A as at the close of such fiscal year, as soon as practicable after the close of each fiscal year.

(iii)	The documents referred to in this Part 3(b) of this schedule, are covered by the representations set forth in Section 3(d) of this Agreement.

Part 4

Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Notices or communications to a party with respect to each Transaction shall be sent to the address set forth below or as otherwise notified by such party to the other party.

Address for notices or communications to Party A is:

For communications such as confirmations and other operational details:

London Operations:

Newedge Group (UK Branch) - FIB

10 Bishops Square

London E1 6EG

Attention: Head of Operations

Telephone Number: (020) 7676 8104 (for warning of transmission of written notices)

Facsimile Number: (020) 7972 0103

SWIFT CODE: FIMAGB2L

New York Operations

Newedge Group (UK Branch) - CF

FX Operations Department

666 Third Avenue, 18th Floor

New York

NY 10017

USA

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Telephone: 212 453 6410

Facsimile: 212 453 6442

Attention: Head of FX Operations

SWIFT Code: AGRIGB22

For communications other than confirmations:

Newedge Group (UK Branch)

10 Bishops Square

London E1 6EG

Attention: Legal Department

Telephone Number: (020) 7676 8166 (for information only)

Facsimile Number: (020) 7676 8255

In each case, unless otherwise specified in the relevant Confirmation with respect to any Transaction.

Address(es) for notices or communications to Party B:

To: Frontier Trading Company XIII, LLC

2711 Centerville Road, Suite 400

Wilmington, DE 19808

Mailing Address:

1660 Lincoln Street, Suite 100

Denver, CO 80264

With a copy to:

Beach Horizon LLP

10 Finsbury Square

London

London, EC2A 1AD

UK

P: 011 44 207 173 8000

F: 011 44 207 173 8001

operations@beachhorizon.com

Attn: Back Office Operation

Unless otherwise specified in the relevant Confirmation with respect to any Transaction.

(b)	Process Agent. For purposes of Section 13(c) of this Agreement:

In respect of Party A:        Not applicable

In respect of Party B:        [PENDING]

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(c)	Offices. The provisions of Section 10 (a) of this Agreement will apply to this Agreement.

(d)	Multibranch Party. For the purposes of Section 10 (c) of this Agreement:

•	Party A is not a Multibranch Party.

•	Party B is not a Multibranch Party

(e)	Calculation Agent. The Calculation Agent is Party A; provided that all calculations and determinations made by the Calculation Agent are subject to review and concurrence by Party B and provided further that, if at any time a Potential Event of Default, Event of Default, or Termination Event occurs with respect to Party A, then Party B will act as the Calculation Agent or will appoint a third party to act as Calculation Agent.

(f)	Credit Support Document. Means any credit support annex and any other document which by its terms secures, guarantees or otherwise supports either or both parties’ obligations under this Agreement, including, without limitation, the Credit Support Annex between Party A and Party B.

In relation to Party A: None

In relation to Party B: Credit Support Annex between Party A and Party B

(g)	Credit Support Provider.

Party A: None

Party B: None

(h)	Governing Law. This Agreement will be governed by and construed in accordance with English law.

(i)	Netting of Payments. Section 2(c) (ii) of this Agreement will not apply and therefore the netting specified in Section 2(c) of this Agreement will apply across all Transactions; provided, however, that failure to apply netting to any two or more Transactions shall not constitute a default under this Agreement. The Calculation Agent shall notify the parties of the amounts of such netted payments (which notice may be made by telephone). Notwithstanding the foregoing and the netting of payments pursuant hereto, each party will provide the other party with a statement or statements containing information covering each Transaction sufficient to permit the other party to comply with its internal accounting and record keeping procedures concerning individual Transactions.

(j)	Affiliate. “Affiliate” will have the meaning specified in Section 14 provided that (i) with respect to Party A, Affiliates of Party A shall mean all direct or indirect subsidiaries of Party A; and (ii) with respect to Party B, Party B shall be deemed not to have any Affiliates.

(k)	Prior Transactions. Notwithstanding anything contained in this Agreement to the contrary, if the parties have entered into any Transaction prior to the execution of this Agreement that would have been governed by this Agreement had this Agreement been in effect at the time such Transaction was entered into, such Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Transaction shall be a Transaction for purposes of this Agreement.

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(l)	Disclosure of details.

Solely for the purpose of credit related determinations,] the parties hereby irrevocably agree that each party may disclose details with respect to this Agreement and the Transactions documented thereunder to, and share information concerning this Agreement and the Transactions documented thereunder with their respective branches, Affiliates and direct and indirect parent companies.

(m)	Designated Agency.

Party A appoints Newedge Financial Inc. to act as its designated agent (“Designated Agent”) in connection with all Transactions (an “Accepted Transaction”).

Party A agrees to be bound by the terms and conditions of any Accepted Transaction entered into by its Designated Agent. Party B agrees that it will not seek to impose any liability on the Designated Agent for Party A’s payment or performance obligations under this Agreement or any such Accepted Transactions, or for costs, expenses, damages or claims arising out of the failure of Party A to pay or perform any such obligation. Party A agrees that it shall remain liable, as principal, for its payment or performance obligations under this Agreement or under any such Accepted Transactions.

Part 5

Other Provisions

(a)	Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Confirmation incorporates and is subject to the terms of each of the definitions booklets published by the International Swaps & Derivatives Association, Inc. from time to time (as amended by this Agreement) (the “ISDA Definitions”); provided that in the event of any inconsistency between the provisions of this Agreement and the provisions of any particular definitions booklet, this Agreement shall prevail. In the event of any inconsistency between the provisions of a Confirmation for a particular Transaction (including reference therein to any specific definition booklet published by ISDA applying to such Transaction) and this Schedule, such Confirmation will prevail for purposes of the relevant Transaction.

(b)	Section 3(a) - Basic Representations - is amended to add the following new sub- sections:

(vi)	Creditworthiness a Consideration. The creditworthiness of Party B was or will be a material consideration in entering into or determining the terms of this Agreement and each Transaction, including pricing, cost or credit enhancement terms of the Agreement or Transaction;

(vii)	Status of the Parties. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as a principal (and not agent or in any other capacity, fiduciary or otherwise).

(viii)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the United States Commodities Exchange Act, as amended;

(ix)	Notice of Event of Default. Party B agrees to promptly notify Party A upon its discovery of the occurrence of any Event of Default or Additional Termination Event with respect to itself.

(x)	Evaluation, Understanding and Non-Reliance. It has, in connection with the negotiation, execution and delivery of this Agreement and any Transaction (1) to the

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extent necessary, consulted with its own independent financial, tax, legal or other advisors and (together with such advisors) has the knowledge, sophistication and capability to independently appraise and understand the financial and legal terms and conditions of each Transaction and to assume the economic consequences and risks thereof and has made its own investment, hedging and trading decisions in connection with each Transaction based upon its own judgment and the advice of such advisors and not upon any view expressed by the other party; (2) entered into each Transaction as a result of arm’s length dealings with the other party and has not relied upon any representations (whether written or oral) of the other party, other than the representations expressly set forth herein and in any Credit Support Document or Confirmation and is not in any fiduciary relationship with the other party; (3) not obtained from the other party (directly or indirectly through any other person) any advice, counsel or assurances as to the expected or projected success, profitability, performance, results or benefits of any Transaction; and (4) determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of any Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions. It assumes the risk of each Transaction.

(xi)	No Agency. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(xii)	Employee Benefit Plan.

None of the assets of Party B are, or at any time while any Transactions are outstanding hereunder will be deemed to be, the assets of any “employee benefit plan” that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, modified, supplemented or replaced from time to time (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended, modified, supplemented or replaced from time to time (the “Code”), or subject to any law, rule regulation or binding policy which is materially similar to Section 406 of ERISA or Section 4975 of the Code, whether or not pursuant to United States Department of Labor regulation 29 C.F.R. § 2510.3-101.

(c)	Modified Representation. For purposes of Section 3(d) of this Agreement, the following shall be added, immediately prior to the period at the end thereof: “; provided, however, that in the case of financial statements delivered by the parties hereto, the only representation being made is that such financial statements give an accurate view of the state of affairs of the relevant entity to which they relate as at the date of such financial statements.”

(d)	Events of Default – Cure Periods. The following subsections of Section 5(a) are hereby amended as follows:

(i)	– Failure to Pay or Deliver – is hereby modified by replacing the word “third” in the last line of clause (i) with the word “first”.

(v)	– Default under Specified Transaction – is hereby modified by replacing the word “three” in the parenthesis in the 7th and 8th lines of clause (v) with the word “one”.

(vii)	– Bankruptcy– is hereby modified by replacing the number “30” in the twelfth and twentieth lines with the number “15”.

(e)	Section 5(a) (iii) - Credit Support Default. Subparagraph (3) of Section 5(a)(iii) of this Agreement is hereby amended by adding the phrase “or such action is taken by any person or entity appointed or empowered to operate or act on its behalf” after the word “Document” in the second line thereof.

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(f)	Section 5(a)(vi) – Cross Default. Section 5(a)(vi) is hereby amended by the addition of the following clause (3):

“(3) If an event has occurred under 5(a)(vi)(1) and 5(a)(vi)(2), which would constitute an Event of Default but for the fact that neither the aggregate amount calculated in respect of 5(a)(vi)(1) nor the aggregate amount calculated in respect of 5(a)(vi)(2) exceeds, the Threshold Amount, then (without counting the same transaction twice) the aggregate amount arising under 5(a)(vi)(1) and the aggregate amount arising under 5(a)(vi)(2) shall be construed so as to produce a “Combined Aggregate Amount”. If the Combined Aggregate Amount exceeds the Threshold Amount, then it shall be a Cross Default;”

(g)	Section 5(b)(i) – Illegality - shall be amended by adding the terms “or Impossibility” in the heading and by replacing the first paragraph thereof with the following:

“Due to (x) the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date (“Illegality”), or (y) the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, labor disruption or any other circumstance beyond its control after the date on which a Transaction is entered into (“Impossibility”), it becomes unlawful or impossible (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —”

All terms and conditions of this Agreement applicable to an Illegality shall be equally applicable to an Impossibility and the definition of Termination Event shall be amended to include Impossibility. A definition of Impossibility shall be added to Section 14, reading as follows: “Impossibility” has the meaning specified in Section 5(b).

(h)	Section 5(b)(ii) - Tax Event - is amended to delete from line four the words: “or there is a substantial likelihood that it will”.

(i)	Section 6 - Set Off. The following shall be inserted in Section 6 of the Agreement as an additional Section 6(f):

“(f) Set-off: In addition to any rights of set-off a party may have as a matter of law or otherwise, any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e) of this Agreement, in circumstances where there is a Defaulting Party or one Affected Party (“Y”) in the case where a Termination Event under Section 5(b)(iv) or any other Termination Event which leads to the termination of all outstanding Transactions, has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to Y), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

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If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)”.

(j)	Telephone Recording. Each party agrees to be bound by any Transaction entered into between the parties from the time agreement is reached on the essential terms of the Transaction, (whether by telephone, exchange of electronic messages or otherwise). The parties hereto (i) agree that each party may tape record and/or monitor in real time any telephone conversation between the parties, (ii) waive any further notice of such recording, (iii) agree to notify its employees of such recording and obtain prior consent of such employees, if required by law, and (iv) agree that any such tape recording (to the extent permitted by applicable law) may be submitted as evidence in any court or other legal proceedings for the purpose of establishing any matters pertinent to such Transaction. Upon the execution and delivery of a written Confirmation concerning a Transaction, such Confirmation shall supersede and replace any tape recording as it relates to the terms of such Transaction.

(k)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties of this Agreement. It shall in particular be understood that this Severability clause shall not affect the “single agreement” concept of Section 1 (c) of this Agreement.

(l)	Confirmations. If a Transaction is confirmed by any means, including but not limited to by means of an electronic messaging system, (a) such confirmation will constitute a “Confirmation” as referred to in this Agreement even where not so specified in the Confirmation, (b) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation, (c) in the event of any inconsistency between the Agreement or the definitions applicable thereto and the Confirmation, the Confirmation will govern. In particular, it is agreed that where in terms of standard industry practice confirmation is by electronic messaging system or SWIFT, such confirmation shall serve as a Confirmation irrespective of whether reference is made to this Agreement in such Confirmation and the appropriate definition booklets published by ISDA from time to time shall be deemed to be incorporated by reference in such Confirmation. Promptly after entering into a Transaction, Party A shall send to Party B a Confirmation setting forth the terms of the Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error (x) within the customary time allotted for such correction in the particular market in which the Transaction occurs and (y) not later than 5:00 p.m. local time for Party B on the next Local Business Day following receipt of the Confirmation, whichever shall first occur. Failure of Party B to respond within this period does not affect the validity or enforceability of the Transaction and is deemed to be an affirmation by Party B of its terms.

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(m)	Notices. For the purposes of Section 12(a), the following words beginning in line 2 thereof shall be deleted “(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)”.

(n)	Third Party Rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement except for Affiliates of Party A as provided for herein.

(o)	1. The terms of Section 6(d)(i) of the Agreement are amended in their entirety as follows:

“(d) Calculations; Payment Date.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (l) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.”

2. The terms of Section 6(e) of the Agreement are amended in their entirety as follows:

“(e) Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2) Two Affected Parties. If there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so

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determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.”

3. The term “Termination Currency Equivalent” in Section 14 of the Agreement is hereby amended by replacing “Market Quotation or Loss (as the case may be)” with “Close-out Amount”.

4. The following terms are added to Section 14 of the Agreement in the appropriate alphabetical position:

““Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:

(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

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(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:

(1) application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.”

““Determining Party” means the party determining a Close-out Amount.”

““Early Termination Amount” has the meaning specified in Section 6(e).”

““Non-affected Party” means, so long as there is only one Affected Party, the other party.”

5. The following terms in Section 14 of the Agreement are deleted in their entirety: “Loss”, “Market Quotation”, “Reference Market-makers” and “Settlement Amount”.

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(o)	Additional Definitions. For purposes of Section 14 the following terms shall be added and have the following meanings:

“Net Asset Value” means, with respect to Party B (and any Credit Support Provider as applicable) as of any date of determination, an amount equal to all assets of Party B minus all liabilities (including absolute and contingent liabilities of any kind) of Party B as determined pursuant to the terms, policies, and procedures used by Party B in the maintenance of its financial records provided that such terms, policies and procedures must comply with applicable International Financial Reporting Standards or if applicable, generally accepted accounting principles in the United States, as applicable, and in each case consistently applied.

“Operative Documents” means any trust indenture, corporate charter, limited partnership agreement, and the by-laws or other similar documents, instruments or other constituent documents of Party B as applicable, the investment policies, procedures, restrictions, or guidelines of Party B, the then-current disclosure document of Party B, if any, and the power of attorney or trading authorization by Party B issued in favor of any of Party B’s investment advisors.

Part 6

Additional Terms for FX Transactions and Currency Option Transactions

Notwithstanding anything to the contrary in this Master Agreement, for the purposes of any Transaction hereunder which by its terms incorporates (or is deemed to incorporate) the 1998 FX and Currency Option Definitions, the following provisions shall apply:

(a)	Standard Terms and Conditions Applicable to FX Transactions and Currency Option Transactions. Unless otherwise agreed in writing, each FX Transaction and Currency Option Transaction, as defined in the FX Definitions (as defined below), between Party A and Party B now outstanding or entered into on or after the date hereof shall be deemed a Transaction governed by this Agreement and the confirmations and other evidence confirming such Transactions (including, without limitation, daily statements and electronic messages on an electronic messaging system) shall be deemed a Confirmation under this Agreement.

(b)	FX and Currency Option Definitions. The definitions and provisions contained in the 1998 FX and Currency Option Definitions (including Annex A thereto), as amended, supplemented, updated and superseded from time-to-time (the “FX Definitions”) as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and the Foreign Exchange Committee are incorporated into this Agreement by reference. For these purposes, all references in the FX Definitions to a “FX Transaction” or “Currency Option Transaction” shall be deemed to apply to each Transaction of such type under this Agreement. In the event of any inconsistency between the provisions of any other ISDA Definitions and the FX Definitions, the FX Definitions will prevail. In the event of any inconsistencies between the provisions of this Agreement and the FX Definitions, the provisions of this Agreement shall prevail.

(c)	No Deliverable FX Transactions or Deliverable Currency Options. Unless otherwise agreed by the parties, all FX Transactions and Currency Option Transactions they enter into will be financially settled and not subject to physical delivery in any way.

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(d)	Confirmations. Any FX Transaction or Currency Option which the parties may enter or may have entered into prior to the date hereof, in respect of which the Confirmation fails by its terms expressly to exclude the application of this Agreement shall (to the extent not otherwise provided for in this Agreement) be deemed to incorporate the terms of and shall be governed by and subject to this Agreement (in substitution for any existing terms, if any, whether express or implied) and, for the purposes thereof, shall be deemed to be a Transaction. Confirmations previously issued in respect of FX Transactions and Currency Option Transactions referred to in paragraph (a) of this Part 6 shall be Confirmations for the purpose of this Agreement.

(e)	Section 3.6.(b)(i) - Effectiveness of Notice of Exercise – Section 3.6(b)(i) of the FX Definitions is hereby amended to read as follows:

(i)	“In the case of an American Style Option, a Notice of Exercise with respect to a Currency Option Transaction becomes effective (unless otherwise agreed): if received prior to 10:00 a.m. New York time on a Banking Day upon receipt thereof by Seller, and if received at any other time, only as of the opening of business of Seller on the first such Banking Day subsequent to receipt, and in any event during the Exercise Period. Notwithstanding the foregoing, when the Seller is located in the Pacific rim, 3:00 p.m. Tokyo time shall apply.”

(f)	Section 3.4. (b) – Premium Payment Date - Section 3.4 of the FX Definitions is hereby amended by adding a new subsection (c) as follows:

If any Premium is not received on or before the applicable Premium Payment Date, the Seller may elect:

(i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i) of this Agreement. If the Seller elects to act under clause (i) of the preceding sentence, the Buyer shall pay interest on such Premium in the same currency as such Premium from the day such Premium was due until the day paid at the Default Rate, as determined in good faith by the Seller; if the Seller elects to act under clause (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option Transaction.

(g)	Notice of Exercise. Section 3.5(g) of the FX Definitions is amended by the deletion of the word “facsimile,” in the fourth line thereof.

(h)	Section 3.6 (a) – Exercise – Section 3.6(a) of the FX Definitions is hereby amended by deleting in its entirety the final sentence thereof and adding at the end thereof: “The right or rights granted pursuant to a Currency Option Transaction may be exercised in whole or in part unless otherwise specified in the applicable Confirmation. If the right or rights granted pursuant to a Currency Option Transaction are exercised in part, the unexercised portion of such rights shall not be extinguished thereby but shall survive to the extent of such unexercised portion until the earlier of (A) the expiration of the Currency Option Transaction or (B) an exercise of the remaining right or rights granted pursuant to such Currency Option Transaction that leaves no remaining unexercised portion thereof.

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(j)	Section 3.9 - Termination and Discharge of Currency Option Transactions - A new Section 3.9 of the FX Definitions is hereby added by as follows:

“Unless otherwise agreed, any Currency Option Transaction written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Currency Option Transaction written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

(a)	each being with respect to the same Put Currency and the same Call Currency;

(b)	each having the same Expiration Date and Expiration Time;

(c)	each being of the same style, i.e., either both being American, Bermuda, or European;

(d)	each having the same Strike Price;

(e)	neither of which shall have been exercised by delivery of a Notice of Exercise; and

(f)	which have been booked into by the Head Office of Party A and by any Offices of Party B;

and, upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e., where the relevant Currency Option Transactions are for different amounts of a Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Master Agreement, including this Section.

(k)	Netting, Offset and Discharge of FX Transactions and Currency Option Transactions.

(i)	The provisions of Section 2(c) shall not apply to FX Transactions or Currency Option Transactions. If, on any date, and unless otherwise mutually agreed by the parties, more than one delivery of a particular currency is to be made between a pair of Offices under an FX Transaction or an exercised Currency Option Transaction, then each party shall aggregate the amounts of such currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the party owing the larger aggregate amount to the other party, and, if the aggregate amounts are equal, no delivery of the currency shall be made.

(ii)	If, on any date, and unless otherwise mutually agreed by the parties, Premiums would otherwise be payable hereunder in the same currency between a pair of Offices of the parties, then, on such date, each party’s obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate Premium(s) that would otherwise have been payable by such Office of one party exceeds the aggregate Premium(s) that would have been payable by such Office of the other party, replaced by an obligation upon the party by whom the larger aggregate Premium(s) would have been payable to pay the other party the excess of the larger aggregate Premium(s) over the smaller aggregate Premium(s), and, if the aggregate Premium(s) are equal, no payment shall be made.

(iii)	Unless otherwise mutually agreed by the parties, any Call or any Put written by a party will automatically be discharged and terminated, in whole or in part, as applicable, against a Call, or a Put, respectively, written by the other party, such discharge and termination to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such discharge and termination may only occur in respect of Currency Option Transactions:

(A)	each being with respect to the same Put Currency and the same Call Currency;

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(B)	each having the same Expiration Date and Expiration Time and, in the case of Bermuda Currency Option Transactions, the same Specified Exercise Dates;

(C)	each being the same style, i.e. both being American, both being European or both being Bermuda;

(D)	each having the same Strike Price;

(E)	neither of which shall have been exercised by deliver of a Notice of Exercise; and

(F)	each of which are entered into by the same pair of Offices of the parties;

and, upon the occurrence of such discharge and termination, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so discharged and terminated. In the case of a partial discharge and termination (i.e. where the Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement.

(l)	Payments and Cash Settlement. All payments to be made hereunder in respect of FX Transactions and Currency Options shall be made in accordance with payments instructions provided by the parties from time to time in writing, or as otherwise specified in a Confirmation.

IN WITNESS WHEREOF the parties have executed and delivered this Schedule by their duly authorized representatives as of the date of the Agreement.

(Party A)	(Party B)
NEWEDGE GROUP	FRONTIER TRADING COMPANY XIII, LLC

Name:	Name:
Title:	Title:

(Bilateral Form)[1]	(ISDA Agreements Subject to English Law Only)[2]

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA MASTER AGREEMENT

dated as of 12 June 2009

between

Newedge Group	and	Frontier Trading Company XIII, LLC

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections 1(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

Paragraph 1. Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other

[1]	This document is not intended to create a charge or other security interest over the assets transferred under its terms. Persons intending to establish a collateral arrangement based on the creation of a charge or other security interest should consider using the ISDA Credit Support Deed (English law) or the ISDA Credit Support Annex (New York law), as appropriate.
[2]	This Credit Support Annex has been prepared for use with ISDA Master Agreements subject to English law. Users should consult their legal advisers as to the proper use and effect of this form and the arrangements it contemplates. In particular, users should consult their legal advisers if they wish to have the Credit Support Annex made subject to governing law other than English law or to have the Credit Support Annex subject to a different governing law than that governing the rest of the ISDA Master Agreement (e.g., English law for the Credit Support Annex and New York law for the rest of the ISDA Master Agreement).

Copyright © 1995 by International Swaps and Derivatives Association, Inc.

Party A: Newedge Group

Party B: Frontier Trading Company XIII, LLC

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means United States Dollars

(ii)	“Eligible Currency” means the Base Currency and each other currency specified here: N/A

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 2(a).

(B)	“Return Amount” has the meaning specified in Paragraph 2(b).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 10.

(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for Party B:

		Valuation Percentage

(A)	Cash;	100%

(B)	negotiable debt obligations issued by the U.S. Treasury Department (“U.S Treasuries”) having an outstanding maturity of not more than one year;	100%

(C)	U.S. Treasuries having an outstanding maturity of more than one year but not more than ten years;	99%

(D)	U.S. Treasuries having an outstanding maturity of more than ten years;	95%

(E)	Such other property as Party A expressly agrees to accept in writing	Such percentage as Party A shall determine in its reasonable discretion

(iii)	Thresholds.

The Independent Amount, Threshold and Minimum Transfer Amount shall apply to Party B but shall not apply to Party A.

(A)	“Independent Amount” means with respect to Party B:

For Foreign Exchange Transactions, three percent (3%) of the Net Open Position in the Australian Dollar, Canadian Dollar, Swiss Franc, Euro, British Pound, Japanese Yen, Norwegian Kroner, New Zealand Dollar, Swedish Kroner, and U.S. Dollar, five percent (5%) of the Net Open Position in the Czech Kroner, Hungarian Forint, and Singapore Dollars, and ten percent (10%) of the Net Open Position in Israel New Shekels, South African Rand up to a maximum Net Open Position of USD $16,800,000.

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For Options Transactions, three per cent. (3%) of the Net Open Position in the Australian Dollar, Canadian Dollar, Swiss Franc, Danish Krone, Euro, British Pound, Japanese Yen, Norwegian Kroner, New Zealand Dollar, Swedish Kroner, and U.S. Dollar, five percent (5%) of the Net Open Position in the Czech Kroner, Hungarian Forint, Mexican Peso, Polish Zlaty, Singapore Dollar, and ten percent (10%) of the Net Open Position in the Hong Kong Dollar, Israel New Shekels, Saudi Arabia Riyals, Slovakian Koruna, Thai Baht, Turkey Lira and South African Rand up to a maximum Net Open Position of USD $2,100,000.

For Non-Deliverable Forward Transactions (NDF Transactions), ten per cent (10%) of the Net Open Position in the Argentine Peso, Brazilian Real, Columbian Peso, Chilean Peso, Chinese Yuan, Egyptian Pound, Indonesian Rupiah, Kazakhstan Tenge, Korean Won, Indian Rupee, Malaysian Ringgit, Peruvian Sol, Philippines Pesos, Qatari Rital, Russian Ruble, New Taiwan Dollar Ukranian Hryvnia and Venezuelan Bolivar up to a maximum Net Open Position of USD $2,100,000.

An aggregate Net Open Position of USD$21,000,000 applies in respect of the above.

Party A reserves the right to modify any Independent Amounts upon prior notice to Party B.

(B)	“Threshold” means with respect to Party B: zero

(C)	“Minimum Transfer Amount” means with respect to Party B: USD$5,000

(D)	Rounding. The Delivery Amount and Return Amount will be rounded up and down, respectively, to the nearest integral multiple of USD$ 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)	“Valuation Date” means each London and New York Banking Day (as defined in the 2000 ISDA Definitions as published by the International Swap Dealers Association, Inc. without regard to any amendment after the date hereof).

(iii)	“Valuation Time” means the close of business in the place of location of the Valuation Agent on the Valuation Date or date of calculation, as applicable, or at any time on the Valuation Date, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means by 3:00 p.m., London time, on a Local Business Day, unless otherwise specified here:

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. Each of the following Termination Events will be an additional Termination Event under the ISDA Master Agreement for the Transferor, if the Transferor is an Affected Party with respect to such Termination Event:

Credit Event Upon Merger	X

Additional Termination Events (if any)

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(e)	Exchange Date. “Exchange Date” has the meaning specified in Paragraph 3(c)(ii).

(f)	Dispute Resolution.

(i)	“Resolution Time” means the close of business on the same Local Business Day where a notice that gives rise to a dispute under Paragraph 4 is made by the Notification Time; or if a notice that gives rise to a dispute under Paragraph 4 is made after the Notification Time, the close of business on the following Local Business Day.

(ii)	Value. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be (i) with respect to cash, the amount thereof multiplied by the applicable Valuation Percentage and (ii) with respect to any other form of Eligible Credit Support, the then current market value as determined by the Valuation Agent in a commercially reasonable manner.

(iii)	Alternative. The provisions of Paragraph 4 will apply.

(g)	Distributions and Interest Amount.

(i)	Interest Rate. The Interest Rate will be as agreed by the Parties from time to time.

(ii)	Transfer of Interest Amount. The transfer of the Interest Amount will be made on the Local Business Day following the date such Interest Amount is determined (the “Determination Date”) with respect to the preceding Interest Period and on any Local Business Day that a Return Amount consisting wholly or partly of cash is transferred to the Transferor pursuant to Paragraph 2(b). A Determination Date will be the first Local Business Day of each calendar month. The definition of “Interest Period” in Paragraph 10 shall be amended to the period from (and including) the last Determination Date to (but excluding) the current Determination Date.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 5(c)(ii) will apply.

(h)	Addresses for Transfers.

Party A:	To be notified to Party B by Party A at the time of the request for the transfer.

Party B:	To be notified to Party A by Party B at the time of the request for the transfer.

(i)	Other Provisions.

(i)	“Value” with respect to Other Eligible Credit Support means: Not Applicable.

(ii)	Transfer of Other Eligible Credit Support: Not Applicable.

(iii)	Agreement as to Single Transferee and Transferor. Party A and Party B agree that, notwithstanding anything to the contrary to this Annex, (a) the term “Transferee” as used in this Annex means only Party A, and (b) the term “Transferor” as used in this Annex means only Party B. Only Party B will be required to make transfers of Eligible Credit Support under this Annex. This Annex provides for one-way collateral posting by Party B to Party A.

(iv)	Definitions. Paragraph 10 is amended by adding the following in relation to Foreign Exchange Transactions and Option Transactions:

“Long Net Currency Position” means the sum of all net long currency positions calculated by (a) establishing the net long position for each currency (after netting long and short positions in such currency and regardless of the maturity of the relevant Transactions), (b) converting such amounts to U.S. dollar amounts at the market rate on such date and (c) adding together all such U.S. dollar amounts.

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“Short Net Currency Position” means the sum of all net short currency positions, calculated by (a) establishing the net short position for each currency (after netting long and short positions in such currency and regardless of the maturity of the relevant Transactions), (b) converting such amounts to U.S. dollars at the market rate on such date and (c) adding together all such U.S. dollar amounts.

“Net Commodity Position” means for each commodity, the net of the long and short positions in that commodity, regardless of the maturity of the relevant Transaction, converted into US dollars at the market rate on such date.

“Net Open Position” shall mean in relation to (i) Transactions which are foreign exchange transactions, the greater of the Long Net Currency Position and the Short Net Currency Position and in relation to (ii) Transactions relating to commodities, the absolute sum of the Net Commodity Position regardless of whether those positions are long or short and (iii) for any other Transactions, such other amounts as the Valuation Agent may determine using market standard methodology.

Exposure. The definition of “Exposure” in Paragraph 10 shall be amended by adding the following sentence at the end of the definition: “For purposes of this definition, the term “Transaction” shall mean any Transaction entered into between Party A and Party B, and will cover all Transactions.

NEWEDGE GROUP

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

FRONTIER TRADING COMPANY XIII, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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